                                                                   Exhibit 24(b)

                                Power of Attorney

         The undersigned, in the capacities set forth on Exhibit A hereto, hereby constitutes and appoints Thomas H. Quinn, Gordon L. Nelson and Norman R. Bates, and each of them, as his true and lawful attorneys-in-fact and agents, for him and in his name, place and stead, in any and all capacities, with full power to act alone, to sign the Registration Statement on Form S-4 being filed by the entities set forth on Exhibit A hereto related to the 13% Senior Secured Notes co-issued by JII Holdings, LLC and JII Holdings Finance Corporation (the "Registration Statement"), any and all amendments to the Registration Statement (including any post-effective amendment and any registration statement to be filed with the Securities and Exchange Commission pursuant to Rule 462(b)), with all exhibits thereto, and any and all documents in connection therewith, and to file the Registration Statement and such other documents with the Securities and Exchange Commission, hereby granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.

                                                    /s/ John W. Jordan II
                                                    ------------------------
                                                        John W. Jordan II

                                    EXHIBIT A

      NAME OF REGISTRANT                                                         POSITION
      ------------------                                                         --------
JII Holdings, LLC                                            Chairman of the Board and Chief Executive Officer
JII Holdings Finance Corporation                             Chairman of the Board and Chief Executive Officer
Jordan Industries, Inc.                                             Chairman and Chief Executive Officer
ABC Transmission Parts Warehouse, Inc.                                            Director
ATCO Products, Inc.                                                               Director
Beemak Plastics, Inc.                                                             Director
Cho-Pat, Inc.                                                                     Director
DACCO Incorporated                                                                Director
DACCO/Detroit of Alabama, Inc.                                                    Director
DACCO/Detroit of Arizona, Inc.                                                    Director
DACCO/Detroit of Chattanooga, Inc.                                                Director
DACCO/Detroit of Colorado, Inc.                                                   Director
DACCO/Detroit of Florida, Inc.                                                    Director
DACCO/Detroit of Georgia, Inc.                                                    Director
DACCO/Detroit of Indiana, Inc.                                                    Director
DACCO/Detroit of Kentucky, Inc.                                                   Director
DACCO/Detroit of Maryland, Inc.                                                   Director
DACCO/Detroit of Memphis, Inc.                                                    Director
DACCO/Detroit of Michigan, Inc.                                                   Director
DACCO/Detroit of Minnesota, Inc.                                                  Director
DACCO/Detroit of Missouri, Inc.                                                   Director
DACCO/Detroit of Nebraska, Inc.                                                   Director
DACCO/Detroit of Nevada, Inc.                                                     Director
DACCO/Detroit of New Jersey, Inc.                                                 Director
DACCO/Detroit of North Carolina, Inc.                                             Director
DACCO/Detroit of Ohio, Inc.                                                       Director
DACCO/Detroit of Oklahoma, Inc.                                                   Director
DACCO/Detroit of Pennsylvania, Inc.                                               Director
DACCO/Detroit of South Carolina, Inc.                                             Director
DACCO/Detroit of Texas, Inc.                                                      Director
DACCO/Detroit of Virginia, Inc.                                                   Director
DACCO/Detroit of West Virginia, Inc.                                              Director
DACCO/Detroit of Wisconsin, Inc.                                                  Director
DACCO Transmission Parts (NY), Inc.                                               Director
Deflecto Corporation                                                              Director
Detroit Transmission Products Co.                                                 Director
GramTel - Illinois, Inc.                                                          Director
GramTel - Midwest, Inc.                                                           Director
GramTel USA, Inc.                                                                 Director
Instachange Displays Limited                                                      Director

      NAME OF REGISTRANT                                                         POSITION
      ------------------                                                         --------
JI Ventures, Inc.                                                                 Director
JII LLC                                                      Chairman of the Board and Chief Executive Officer
JII Promotions, Inc.                                                              Director
Jordan Auto Aftermarket, Inc.                                                     Director
Jordan Specialty Plastics, Inc.                                                   Director
Nashville Transmission Parts, Inc.                                                Director
Pamco Printed Tape & Label Co., Inc.                                              Director
Pioneer Paper Corporation                                                         Director
Rolite Plastics, Inc.                                                             Director
Sate-Lite HK, Inc.                                                                Director
Sate-Lite Manufacturing Company                                                   Director
Seaboard Folding Box Corporation                                                  Director
SPL Holdings, Inc.                                                                Director
Tele-Flow, Inc.                                                                   Director
Valmark Industries, Inc.                                                          Director
Welcome Home LLC                                                                  Manager
YT Holdings, Inc.                                                                 Director